Exhibit 4.4
ALIMERA SCIENCES, INC.
SECOND AMENDED AND RESTATED STOCK SALE AGREEMENT
     THIS SECOND AMENDED AND RESTATED STOCK SALE AGREEMENT (the “Agreement”) is made this 17th day of March, 2008, by and among Alimera Sciences, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), listed on the Schedule of Common Holders attached as Exhibit A hereto (the “Common Holders”), the holders of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Stock”), listed on Exhibit B attached hereto (the “Series A Investors”), the holders of the company’s Series B Preferred Stock, par value $0.01 share (the “Series B Stock”), listed on Exhibit C hereto (the “Series B Investors”) and the holders of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Stock”, and together with the Series A Stock and Series B Stock, the “Preferred Stock”), listed on Exhibit D attached hereto (the “Series C Investors” and, together with the Series A Investors and the Series B Investors, the “Investors”). The Common Holders, the Series A Investors, the Series B Investors, and the Series C Investors, collectively shall be referred to herein as the “Stockholders.”
RECITALS
     WHEREAS, each Common Holder is the holder of outstanding shares of Common Stock;
     WHEREAS, the Company proposes to obtain equity financing from the Series C Investors pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series C Purchase Agreement”), by and among the Company and the Series C Investors, which financing the Company, the Common Holders, the Series A Investors and the Series B Investors believe to be in the best interests of the Company and its stockholders;
     WHEREAS, the Investors are parties to an Amended and Restated Stock Sale Agreement dated November 22, 2005 by and among the Company, the Series A Investors, the Series B Investors and the Common Holders (the “Prior Agreement”);
     WHEREAS, the parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and
     WHEREAS, the Series C Investors have requested, as a condition to entering into the Series C Purchase Agreement, that the Common Holders, the Series A Investors and the Series B Investors enter into this Agreement, and the Common Holders, the Series A Investors and the Series B Investors, as an inducement to the Series C Investors to enter into the Series C Purchase Agreement, are willing to enter into this Agreement.

AGREEMENT
     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and terms hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.
     1. Prohibited Transfers. Except for a Permitted Transfer (as defined herein), the Common Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, whether voluntarily or by operation of law (a “Transfer”), all or any part of the Shares (as hereinafter defined) owned by them during the term of this Agreement other than in compliance with the terms of this Agreement. For purposes of this Agreement, the term “Shares” shall mean and include all shares of capital stock of the Company owned or held at any time by a Common Holder or by any transferee thereof. Shares owned or held by a Common Holder shall include shares of capital stock which the Common Holder has the right to acquire upon the conversion or exercise of all securities convertible into or exercisable for Common Stock of the Company, and any reference to a Transfer of Shares shall include a Transfer of such convertible securities.
     2. Rights of First Refusal and Co-Sale.
          2.1 Right of First Refusal.
               (a) If at any time any Common Holder (the “Seller”) desires (or is required) to Transfer any Shares to a third party other than the Company (the “Buyer”), such Seller shall provide notice of such proposed sale to the Company and the Investors in accordance with Section 2.3 hereof, and the Company shall have a period of 15 days after its receipt of such notice (such date of receipt, the “Notice Date”) to elect to purchase all of the Shares proposed to be sold or transferred by the Seller (the “Offered Shares”) at the same price per share and on the same terms and conditions as involved in such sale or disposition. The Company shall promptly deliver a copy of each such notice to the members of its Board of Directors.
               (b) If the Company does not elect to purchase all of the Offered Shares pursuant to Section 2.1(a), then for a period of 30 days from the Notice Date, each Investor (or any transferee of the Investor) shall have the right to require, as a condition to such sale or transfer, that the Seller sell to such Investor (or such transferee) at the same price per share and on the same terms and conditions as involved in such sale or disposition that percentage (subject to overallotment rights) of the Offered Shares expressed by a fraction, the numerator of which is the number of shares of Common Stock (less any shares of Ineligible Stock (as defined below)) and Preferred Stock (on an as-converted to Common Stock basis) then held by the Investor (or such transferee), and the denominator of which is the aggregate number of all shares of Common Stock (less all shares of Ineligible Stock) and Preferred Stock then held by all the Investors and transferees of the Investors, if any, on an as-converted to Common Stock basis. Notwithstanding the foregoing, any such Investor may, at the time it accepts the offer, subscribe to purchase any or all securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Investors. All Oversubscription Securities shall be offered, on a pro rata basis, to those Investors electing to purchase Oversubscription Securities. The sale of Oversubscription Securities shall continue pursuant to the process set

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forth in the immediately preceding sentence until all of the Offered Shares have been purchased by the Investors or until no Investor desires to purchase any remaining Offered Shares.
               (c) Notwithstanding the foregoing, in the event that the Company and the Investors do not purchase all of the Offered Shares, then the Seller may sell all of the Offered Shares to the Buyer, except as provided in Section 2.2.
          2.2 Right of Co-Sale. If the Seller desires (or is required) to Transfer any Shares to a Buyer, each Investor (or any transferee of the Investor) shall have the right, in lieu of exercise of its right of first refusal as provided in Section 2.1(b) above, to require, as a condition to such Transfer, that the Buyer purchase from the Investor (or such transferee), that percentage of the Offered Shares not otherwise purchased by the Company or the Investors pursuant to Section 2.1 above that is expressed by a fraction, the numerator of which is the number of shares of Preferred Stock (on an as-converted into Common Stock basis) and Common Stock (less any shares of Ineligible Stock) then held by the Investor (or such transferee), and the denominator of which is the number of shares of Preferred Stock (on an as-converted into Common Stock basis) and Common Stock (less all shares of Ineligible Stock) held by all the Investors and the Seller.
          2.3 Notice. In the event the Seller proposes to undertake a Transfer of Shares, it shall give the Company, Investors and transferees of the Investors, if any, written notice of its intention, describing the price and general terms upon which the Seller proposes to transfer Shares. The Company shall have 15 days, and the Investors and transferees of the Investors, if any, shall have 30 days from the Notice Date to either (a) exercise the right of first refusal under Section 2.1 for the price and upon the general terms specified in the notice by giving written notice to the Seller and stating therein the quantity of Shares to be purchased, or (b) if applicable, exercise the right of co-sale under Section 2.2 hereof by giving written notice to the Seller and stating therein the quantity of Shares to be included in the Transfer. The closing of the Transfer of Shares covered by any such exercise of rights by the Company or Investors pursuant to Section 2.1 or 2.2 shall occur on the date, if any, set forth in the Seller’s notice pursuant to this Section 2.3 or on such other date as the parties may agree, provided that if no date is so specified, the closing shall occur on the date 45 days after the date of the Seller’s notice pursuant to this Section 2.3, or on such other date as the parties may agree. At the closing, the selling parties shall deliver certificates representing the securities to be sold, duly endorsed for Transfer and accompanied by all requisite transfer taxes, if any, and such securities to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws), and the purchasing parties shall deliver payment of the purchase price therefor on the terms described in the Seller’s written notice pursuant to this Section 2.3.
          2.4 Transfer of Rights. The rights contained in this Section 2 may be assigned or otherwise conveyed to transferees or assignees of the Investors’ shares of Preferred Stock and Common Stock issued upon conversion of such Preferred Stock, which transferees or assignees will be considered “Investors” for purposes hereof.
          2.5 Transfers Constituting Liquidating Event. In the event of any Transfer or proposed Transfer that, together with all other transfers of shares, or rights to acquire shares, that are part of the same transaction or series of related transactions, constitutes or would constitute a

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Liquidating Event for purposes of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), then such Transfer may not take place unless and until, prior to the consummation of such Transfer the Investors shall have been paid in full the amounts to which they are entitled upon such Liquidating Event under the Certificate of Incorporation.
     3. Permitted Transfers. The rights and transfer restrictions set forth in Section 2 hereof shall not apply to: (a) any Transfer of Shares by gift or bequest or through inheritance to, or for the benefit of, any spouse, ancestor, sibling or descendant of such individual Common Holder or any other person approved by a majority of the Board of Directors (including, for this purpose, a majority of the directors elected by the holders of Preferred Stock pursuant to Article V, Subsection D.3 of the Company’s Certificate of Incorporation); (b) any Transfer of Shares by an individual Common Holder to a trust for the benefit of any spouse, ancestor, sibling or descendant of such Common Holder; (c) a Transfer of Shares by a Common Holder to the Company; and (d) any Transfer of Shares by a Common Holder that is an entity to such entity’s stockholders, members, partners or other equity holders (in each case set forth in (a) through (d) above, a “Permitted Transfer”). Any such Permitted Transfer shall be subject to the terms and provisions of this Agreement, and the transferee receiving Shares (other than where the Company is the transferee) shall be bound by the terms and conditions of this Agreement to the same extent as the person making such Transfer. Each transferee in a Permitted Transfer (other than where the Company is the transferee) after the date of this Agreement shall execute and deliver to the Company a counterpart of this Agreement as a condition to the effectiveness of such Permitted Transfer.
     4. Termination. The rights set forth in this Agreement shall terminate upon the effective date of the closing of an underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of Common Stock of the Company to the public where the Company receives proceeds of $50,000,000 or more (net of underwriters discounts and commissions), and the price per share to the public is not less than $5.93, subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.
     5. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.
     6. Legend. Each certificate held by or issued to the Common Holders, whether now outstanding or subsequently issued, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to its issuance with substantially the following legend.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK SALE AGREEMENT AMONG THE HOLDER OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE ISSUER’S SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE

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OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.
     Nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.
     7. Additional Common Holders. The Company shall cause each person or entity hereafter becoming a holder of shares of the Company’s Common Stock to become a party to this Agreement as a “Common Holder,” subject to all applicable terms and provisions hereof, by having such holder execute a signature page hereto and amending Exhibit A pursuant to Section 9.3 below.
     8. Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company, the holders of at least two-thirds (2/3) of the outstanding Common Stock as of the date of this Agreement held by the Common Holders providing services to the Company as an officer, employee or consultant, and the holders of at least a majority of the outstanding Preferred Stock as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.
     9. General Provisions.
          9.1 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to choice of law provisions.
          9.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, legal representative, successors and permitted transferees, except as may be expressly provided otherwise herein.
          9.3 Amendments and Waivers. Except as otherwise expressly provided herein, this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only upon the written consent of: (a) the Company, (b) the holders of at least a majority of the then outstanding Common Stock held by the Common Holders then providing services to the Company as an officer, employee or consultant, and (c) the holders of at least a majority of the then outstanding Preferred Stock held by the Investors. Notwithstanding anything to the contrary in this Section 9.3, the Company shall be entitled to in accordance with Section 7, include additional holders of its Common Stock as parties to this Agreement, and to treat such holders as “Common Holders” hereunder by having each such holder execute a signature page hereto, amending Exhibit A attached hereto and providing such amended Exhibit A to the other parties to this Agreement.

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          9.4 Severability. In the case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
          9.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
          9.6 Ownership. Each Common Holder represents and warrants that he, she or it is the sole legal and beneficial owner of those Shares he or she currently holds subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.
          9.7 Notice. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) upon delivery by confirmed facsimile or electronic transmission if received by the recipient before 5:00 p.m. local time on a business day, and if not, then the next business day; (c) if to a U.S. resident, five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or (d) if to a U.S. resident, one (1) business day after deposit with a nationally recognized overnight courier service (or if to a non-U.S. resident, two (2) business days after deposit with an internationally recognized overnight courier service, specifying international priority delivery), and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
          9.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
          9.9 Delays or Omissions. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and not alternative.
          9.10 Intent. The Stockholders agree to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
          9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

COMPANY:

ALIMERA SCIENCES, INC.

By:

Name:

Title:

Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

INTERSOUTH PARTNERS V, L.P.

By:	Intersouth Associates V, L.P.,
its General Partner

By:

Name:

Title:

INTERSOUTH AFFILIATES V, L.P.

By:	Intersouth Associates V, LLC,
its General Partner

By:

Name:

Title:

INTERSOUTH PARTNERS VI, L.P.

By:	Intersouth Associates VI, LLC,
its General Partner

By:

Name:

Title:

Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

INTERSOUTH PARTNERS VII, L.P.

By:	Intersouth Associates VII, L.P.,
its General Partner

By:

Name:

Title:

Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

VENROCK PARTNERS, L.P.
by its General Partner, Venrock Partners Management, LLC

VENROCK ASSOCIATES IV, L.P.
by its General Partner, Venrock Management IV, LLC

VENROCK ENTREPRENEURS FUND IV, L.P.
by its General Partner, VEF Management IV, LLC

By:

Name:

Title:	Member
Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

BAVP, L.P.

By:	BA Venture Partners VI, LLC,
its general partner

By:

Name:

Managing Director
Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

POLARIS VENTURE PARTNERS IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.,
its General Partner
By:

Name:

Title:

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.,
its General Partner

By:

Name:

Title:

Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

DOMAIN PARTNERS VI, L.P.

By:	One Palmer Square Associates VI, L.L.C.,
its General Partner

By:

Name:

Title:

DP VI ASSOCIATES, L.P.

By:	One Palmer Square Associates VI, L.L.C.,
its General Partner

By:

Name:

Title:

Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

G&H PARTNERS

By:

Name:

Title:

Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR/COMMON HOLDER:

Dr. Calvin Roberts
Signature Page to
Second Amended and Restated Stock Sale Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON STOCKHOLDERS:

C. Daniel Myers

David Holland

Alisa Hudzina

Susan Caballa

David Eitel
Signature Page to
Second Amended and Restated Stock Sale Agreement

EXHIBIT A
SCHEDULE OF COMMON HOLDERS

Name and Address of Common Holder[1]	No. of Shares of Common Stock
Alisa Hudzina	100,000

Amanda Whittington and Scott Whittington, JTWROS	2,500

Arthur Murray	25,000

Barry Dabbs	25,000

BFG Investments, LLC	18,448

Brian Burks	1,250

Brian Whitright	208,083

Bryan & Mary Grissett	50,000

Buddy King	250,000

Barry Burden and Michelle Howard Burden, JTWROS	1,563

C&B Capital, LP

C. Daniel Myers	1,100,000

Calvin Roberts	300,000

Charles Bradford Myers	10,000

Charles Myers	5,000

Chris Freund	8,334

Corissa Vossbrink	2,500

Daniel White	550,000

[1]	Address as set forth in the Company’s stock records.

Name and Address of Common Holder[1]	No. of Shares of Common Stock
David Eitel	10,000

David Hollan	400,000

David K. and Gail Z. Kinser	5,000

David Preston White	5,000

Davis Myers	20,000

DC&B Partnership	9,224

Deanna Magdich	20,000

Deborah Chafin and David Chafin, Community Property	16,666

Domain Partners VI, LP

Don Testerman	5,000

Evan Myers	20,000

Frances Kane	28,125

George Ritacco	8,333

Grayson Davis Myers	5,000

Greta Myers	5,000

Holly Reynerson and Jayme K. Reynerson, as Community Property	2,500

J. Randall Carroll	100,000

James D. Loftin	10,000

James Seifert II	12,500

Jean Norris	3,563

Jeff Bradsha	10,000

Jeff German and Marianne German, JTWROS	12,500

Name and Address of Common Holder[1]	No. of Shares of Common Stock
Jeff Holden and Rhonda E. Holden, Community Property with the Right of Survivorship	3,594

Jeffrey Mason	10,000

Jennifer Burnette	5,000

Jessica Robinson	5,625

Jim Harris	8,333

Joan Kaimer (Trust)	50,000

Katherine Booms	100

Kari Kubala	2,500

Karen Hutton Powell and Matthew Blake Powell, JTWROS	17,813

Karen Myers	15,000

Keith Jeremy Caballa	25,000

Keith Seifert Sr.	12,500

Kelly Seifert and Kevin Seifert, JTWROS	1,250

Kerry Jo Nantz	5,000

Kevin Carroll	10,000

Linda T. and Jimmy D. Veal	21,085

Mark Testerman	400,000

Mark Testerman and Sara Sue Testerman, JTWROS	107,495

Nancy Boyd	5,000

Patrick Hickock	100,000

Paul David Kinser	5,000

Name and Address of Common Holder[1]	No. of Shares of Common Stock
Paul Linck	9,224

Plunkett Family LP	9,224

Randy Rhino	10,000

REDLOH Capital, LLC	9,224

Richard Lamar Wakefield	25,000

Robert & Nancy Sharp	25,000

Robert Thomas Cooksey	25,000

Rose Berube	2,500

Scott Kilburn	25,000

Sharon Louise Hill (fka, Hugh Hill)	52,651

SOLFAM Trust	363,256

Susan Caballa	175,000

Susan Liguori	25,000

Susan Thomspon	5,000

Thomas Davenport	25,000

Thomas L. Shields	9,224

Timothy Czerwionka and Rebekah Czerwionka, as Community Property	2,500

Tony Catanzaro	25,000

Tracy Aiken	50,000

Tracy Puckett and Etienne Puckett, JTWROS	46,748

UBS Financial Services	25,000

Virginia Morris	5,000

White Family Trust	30,000

EXHIBIT B
SCHEDULE OF SERIES A INVESTORS

Name and Address	Shares of Series A Stock
Intersouth Partners V, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	2,539,618

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Intersouth Affiliates V, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	116,096

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Name and Address	Shares of Series A Stock
Intersouth Partners VI, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	2,655,715

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

BAVP, L.P. 950 Tower Lane Suite 700 Foster City, CA 94044 Attn: Mark Brooks Facsimile: (650) 378-6040	5,311,429

Domain Partners VI, L.P. One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581	5,255,110

DP VI Associates, L.P. One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581	56,319

Polaris Venture Partners IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880	5,219,317

Name and Address	Shares of Series A Stock
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880	92,112

C&B Capital, L.P. 4200 Northside Parkway, N.W. Building One, Suite 100 Atlanta, Georgia 30327 Attn: Theodore J. Bender, III	632,564

Thomas L. Shields, Jr. 1750 W. Sussex Atlanta, GA 30306	36,899

BFG Investments, LLC (Robert B. Braden) 931 Ponce de Leon Ave, NE Atlanta, GA 30306	36,899

BFG Investments, LLC (Peter B. Fellman) 931 Ponce de Leon Ave, NE Atlanta, GA 30306	36,899

REDLOH Capital, LLC 3333 Riverwood Parkway, Suite 400 Atlanta, GA 30339 Attn: J.C. Pendrey, Jr.	36,899

Linda T. and Jimmy D. Veal 290 Osprey Place Brunswick, GA 31525	84,342

Sharon Louise Hill 4027 River Ridge Chase Marietta, GA 30067	50,605

DC&M Partnership 41 Muscogee Ave. N.W. Atlanta, GA 30305 Attn: David F. Walbert	36,899

Name and Address	Shares of Series A Stock
SOLFAM Trust Philip Solomons, Tstee 5 Mad Anthony Lane Savannah, GA 31411	253,025

Plunkett Family, LP L. Richard Plunkett, Managing Partner 196 Folds Road Carrollton, GA 30116	36,899

Paul Linck 419 Mill Creek Bend Atlanta, GA 30307	36,899

EXHIBIT C
SCHEDULE OF SERIES B INVESTORS

Name and Address	Shares of Series B Stock
Venrock Associates IV, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180	6,209,758

Venrock Entrepreneurs’ Fund IV, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180	152,574

Venrock Partners, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180	1266,364

Intersouth Partners V, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	1,823,258

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Name and Address	Shares of Series B Stock
Intersouth Affiliates V, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	83,914

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Intersouth Partners VI, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	1,907,176

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

BAVP, L.P. 950 Tower Lane Suite 700 Foster City, CA 94044 Attn: Mark Brooks Facsimile: (650) 378-6040	3,814,348

Domain Partners VI, L.P. One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581	3,773,902

Name and Address	Shares of Series B Stock
DP VI Associates, L.P. One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581	40,446

Polaris Venture Partners IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880	3,744,138

Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880	70,210

C&B Capital, L.P. 4200 Northside Parkway, N.W. Building One, Suite 100 Atlanta, Georgia 30327 Attn: Theodore J. Bender, III	515,740

Thomas L. Shields, Jr. 1750 W. Sussex Atlanta, GA 30306	38,694

BFG Investments, LLC (Robert B. Braden) 931 Ponce de Leon Ave, NE Atlanta, GA 30306	38,694

BFG Investments, LLC (Peter B. Fellman) 931 Ponce de Leon Ave, NE Atlanta, GA 30306	38,694

REDLOH Capital, LLC 3333 Riverwood Parkway, Suite 400 Atlanta, GA 30339 Attn: J.C. Pendrey, Jr.	38,694

Name and Address	Shares of Series B Stock
Linda T. and Jimmy D. Veal 290 Osprey Place Brunswick, GA 31525	44,217

Sharon Louise Hill 4027 River Ridge Chase Marietta, GA 30067	13,060

DC&M Partnership 41 Muscogee Ave. N.W. Atlanta, GA 30305 Attn: David F. Walbert	38,694

SOLFAM Trust Philip Solomons, Tstee 5 Mad Anthony Lane Savannah, GA 31411	265,299

Plunkett Family, LP L. Richard Plunkett, Managing Partner 196 Folds Road Carrollton, GA 30116	38,694

Paul Linck 419 Mill Creek Bend Atlanta, GA 30307	38,694

Dr. Calvin Roberts	223,425

Daniel D. Veal 136 Foxcreek Boulevard Brunswick, GA 31523	22,108

Zachry T. Veal 138 Foxcreek Boulevard Brunswick, GA 31523	22,108

Irene T. Kramer and Jerry D. Kramer JTWROS 3882 The Ascent NE Atlanta, GA 30319	10,000

Janice Dee Weber 849 Chestnut Lake Drive NE Marietta, GA 30068	10,000

Name and Address	Shares of Series B Stock
James Loftin 6630 Chambrel Way Sawanee, GA 30024	10,000

Michel Benton 802 Sterling Falls Circle Canton, GA 30114	10,000

EXHIBIT C
SCHEDULE OF SERIES C INVESTORS

Name and Address	Shares of Series C Stock
Venrock Associates IV, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180	2,585,253

Venrock Entrepreneurs’ Fund IV, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180	63,519

Venrock Partners, L.P. 2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180	527,214

Intersouth Partners VII, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	1,961,322

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Name and Address	Shares of Series C Stock
Intersouth Partners VI, L.P. 3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649	1,961,325

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

BAVP, L.P. 950 Tower Lane Suite 700 Foster City, CA 94044 Attn: Mark Brooks Facsimile: (650) 378-6040	3,922,648

Domain Partners VI, L.P. One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581	3,881,055

DP VI Associates, L.P. One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581	41,594

Polaris Venture Partners IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880	3,850,464

Name and Address	Shares of Series C Stock
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880	72,185

Dr. Calvin Roberts	217,913

Janice Dee Weber 849 Chestnut Lake Drive NE Marietta, GA 30068	3,328

REDLOH Capital, LLC JC Pendrey, Jr. 3333 Riverwood Parkway, Suite 400 Atlanta, GA 30339	30,294

Irene T. Kramer and Jerry D. Kramer JTWROS 3882 The Ascent NE Atlanta, GA 30319	3,328

BFG Investments LLC (Braden) Robert B. Braden 931 Ponce de Leon Avenue Atlanta, GA 30306	30,294

BFG Investments LLC (Fellman) Robert B. Braden 931 Ponce de Leon Avenue Atlanta, GA 30306	30,294

Thomas L. Shields, Jr. 1750 W Sussex Atlanta, GA 30306	29,579

C&B Capital II, L.P. Edward S. Croft, III, its Manager C&B Capital II GP, LLC, its General Partner c/o Croft & Bender LLC Building One, Suite 100 4200 Northside Parkway, NW Atlanta, GA 30327	216,879

Name and Address	Shares of Series C Stock
C&B Capital II (PF), L.P. Edward S. Croft, III, its Manager C&B Capital II GP, LLC, its General Partner c/o Croft & Bender LLC Building One, Suite 100 4200 Northside Parkway, NW Atlanta, GA 30327	178,006

James Loftin 6630 Chambrel Way Sawanee, GA 30024	6,656

Sharon Louise Hill 4027 River Ridge Chase Marietta, GA 30067	40,563

Michel Benton 802 Sterling Falls Circle Canton, GA 30114	3,328

Linda T. and Jimmy D. Veal 290 Osprey Place Brunswick, GA 31525	32,908

Daniel D. Veal 136 Foxcreek Boulevard Brunswick, GA 31523	7,358

Zachry T. Veal 138 Foxcreek Boulevard Brunswick, GA 31523	7,358

Paul Linck 419 Mill Creek Boulevard Atlanta, GA 30307	29,579

G&H Partners 155 Constitution Drive Menlo Park, CA 71429	10,002